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                                                                   EXHIBIT 10.63


                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter sometimes referred to as this "Lease") is made and entered into as of the _ day of __________, 1998, by and between JAY LEASING, INC., a Georgia corporation (herein sometimes referred to as to "Landlord") and JAY AUTOMOTIVE GROUP, INC., a Georgia corporation (herein sometimes referred to as "Tenant").

                                WITNESSETH THAT:

         For valuable consideration, Landlord and Tenant, intending to be legally bound, hereby agree with each other as follows:

                ARTICLE I - DEFINITIONS AND FUNDAMENTAL PROVISIONS

         The following terms shall have the meanings set forth below when used in this Lease, except as may otherwise be specifically provided:

         1.1 Addresses:

                  Landlord: 1424 Veterans Parkway, Columbus, Georgia 31901

                  Tenant: c/o Sunbelt Automotive Group, Inc., 5901 Peachtree-Dunwoody Road, Suite 250-B, Atlanta, Georgia 30328

or such other address or addresses as a party may designate by written notice to the other party.

         1.2 Property: That certain tract or parcel of land with a street address of __________ Veterans Parkway, Columbus, Muscogee County, Georgia, which is more particularly described and/or depicted on Exhibit A, attached hereto and by this reference made a part hereof (the "Property").

         1.3 Premises: The Property and the improvements now or hereafter thereon, which Premises include a used vehicle sales facility presently comprised of ______ main structures (the "Buildings").

         1.4 Lease Year: Each Lease Year shall be a period of twelve (12) consecutive calendar months, beginning on the expiration of the prior Lease Year. The first Lease Year shall commence ____________________, 1998 (the "Commencement Date"), and end at the end of the twelfth (12th) full calendar month thereafter. At the request of either party, the parties shall execute a stipulation stating the Commencement Date, the expiration of the first Lease Year and of the Initial Term after Landlord has delivered the Premises to Tenant.





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         1.5 Basic Rent: Tenant shall pay to Landlord the sum of $4,000.00 per calendar month as "Basic Rent," which shall be paid in accordance with the terms and provisions of Article III hereof.

          1.6 Permitted Use. The Premises shall be used for the operation of, at Tenants option, a used vehicle sales facility or an automobile dealership selling primarily new automobiles, together, at Tenant's election, with such operations and services as are ancillary and integrally related to the operation of a used vehicle sales facility or an automobile dealership (for example, car leasing operations and/or automobile repair shop), and for no other purpose, whatsoever.

          1.7 Rent. "Rent" shall mean and include Basic Rent and all other amounts and charges payable by Tenant under any provision of this Lease. Sums other than Basic Rent that are designated as "Rent" or "Additional Rent" (or any similar term indicating rent or rental) are so designated solely for the purpose of enabling Landlord to enforce its rights hereunder, and Landlord shall have the same remedies for Tenant's failure to pay same as for non-payment of Basic Rent. Such sums shall not be deemed rent for purposes of computing taxes or for governmental regulations thereon.

          1.8. Term. Five (5) Lease Years (being sometimes herein referred to as the "Initial Term") to commence on the Commencement Date. Provided that Tenant is not in default hereunder at the time of renewal, and the Lease is in full force and effect, Landlord does hereby grant and give the Tenant an option to renew this Lease at the end of the Initial Term, or at the end of a prior renewal term, as the case may be, for two (2) additional sixty (60) month periods upon all of the same terms and conditions as herein stated by giving Landlord at least sixty (60) days prior written notice of its intention to renew prior to the expiration of the existing term or renewal term, as the case may be.

          1.9 Memorandum of Lease. Neither party shall record or permit the recording of this Lease without the other party's written consent. At either party's request, the other party shall execute and deliver a written statement in recordable form, identifying the parties hereto and the Property, specifying the Commencement Date and termination date of the Lease Term and the Permitted Use, and incorporating this Lease by reference.

         1.10 Net Lease. This Lease is to be absolutely net to Landlord. Tenant shall pay for all expenses, costs, impositions, taxes and other charges imposed upon or affecting the Premises during the Term, and Landlord shall have no obligation to pay for any matter affecting the Premises during the Term, except as may be explicitly set forth herein.

                         ARTICLE II - DEMISED PREMISES

          2.1 Demise of Premises. Landlord hereby leases and demises to Tenant for the Term and Permitted Use specified herein, and Tenant rents from Landlord the Premises, subject to the terms and conditions herein contained, and all encumbrances, easements, restrictions, mortgages, zoning laws and governmental or other regulations affecting the Premises (such other encumbrances and other matters sometimes collectively referred to herein as the "Encumbrances"). Landlord hereby




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warrants and represents that, as of the Commencement Date, the Property is properly zoned for the Permitted Use and the Property and the Buildings comply with all applicable federal, state and local governmental statutes, laws, ordinances, rules and regulations, and that the Buildings are free from any structural defects. Furthermore, Landlord expressly acknowledges and agrees that Tenant shall not be responsible in any manner for, and Landlord shall indemnify and hold Tenant harmless from, any violations of applicable federal, state and local governmental statutes, laws, ordinances, rules and regulations affecting the Buildings or the Property which occurred prior to the Commencement Date or which are the result of any action or omission of any previous tenant of the Premises or of Landlord or Landlord's agents, representatives, employees or assigns.

         2.2 Quiet Enjoyment. Tenant upon timely paying the Rent specified herein, and performing and observing all of the other terms, covenants and conditions of this Lease, shall peaceably and quietly have, hold and enjoy sole and exclusive use of the Property during the Term, without interference by Landlord or any other person or entity, subject to the terms of this Lease and the Encumbrances.

                      ARTICLE III - RENT AND OTHER CHARGES

         3.1 Payment of Rent. During the Term, Tenant covenants and agrees to pay to Landlord, at the place designated in Section 1.1 hereof, all Rent as defined in Section 1.7 hereof.

         3.2 Payment of Basic Rent. On the Commencement Date, and thereafter, monthly Basic Rent shall be due and payable in advance on or before the first
(1st) day of each and every calendar month during the Term, in advance, as set forth in Section 1.5 hereinabove. If the term of this Lease begins on a date other than the first day of a calendar month or expires on a date other than the last day of a calendar month, Basic Rent for that calendar month shall be prorated equitably.

         3.3 Past Due Rent and Additional Rent. If Tenant shall fail to pay, when the same is due and payable, any Rent or any Additional Rent, or amounts or charges of any character whatsoever owed to Landlord, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate which is the lesser of (i) ten percent (10%) per annum, or (ii) the maximum interest rate permitted by law (the "Default Rate").

         3.4 Payments on Behalf of Tenant. In case of any default by Tenant in the payment of any amounts herein provided to be paid by Tenant, including, without limitation, the procuring of insurance as hereinafter provided for, or in any other payment required to be made by Tenant hereunder, Landlord, on behalf of Tenant, may make such payment or payments, or procure any such insurance, and Tenant covenants to reimburse and pay Landlord any amount paid or expended immediately upon demand, with interest from the date of disbursement by Landlord at the Default Rate.

         3.5 Utilities. Tenant shall make application for, obtain, pay for, and be solely responsible for all utilities required, used or consumed in the Premises, including, but not limited to, gas, water



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(including water for domestic uses and for fire protection), telephone, electricity, sewer service, garbage collection services, or any similar service (herein sometimes collectively referred to as the "Utility Services"). In the event that any charge or assessment for any Utility Service supplied to the Premises, that has or could become a lien on the Premises or any portion thereof or interest therein, is not paid by Tenant to the utility supplier when due, then, twenty (20) days after written notice to Tenant, Landlord may, but shall not be required to, pay such charge for and on behalf of Tenant, with any such amount paid by Landlord being repaid by Tenant to Landlord with interest at the Default Rate, as Additional Rent, within twenty (20) days after demand by Landlord, Landlord shall have absolutely no obligation with respect to any Utility Service to the Premises and shall not be liable for any interruptions or curtailment in Utility Services whatsoever.

         3.6 Taxes. Tenant shall be responsible for the timely payment of all taxes, public charges and assessments, of whatsoever nature, directly or indirectly assessed or imposed upon the land, buildings, equipment and improvements constituting the Premises and the rents therefrom, including, but not limited to, all real property taxes, rates, duties and assessments, local improvement taxes, import charges or levies, whether general or special, that are levied, charged or assessed against the Premises by any lawful taxing authority, whether federal, state, county, municipal, school or otherwise (other than income, inheritance and franchise taxes thereon) (the "Taxes"). Taxes for any partial tax period shall be prorated. If Landlord initially pays the Taxes, Tenant shall reimburse Landlord therefor upon demand. Landlord promptly upon receipt will forward to Tenant any bills, statements, assessments, notices or other instruments asserting or otherwise relating to any such taxes, assessments or charges. Tenant shall have the right to contest any taxes, assessments and/or other charges assessed against the Premises.

         Tenant shall also promptly pay, when due, all taxes on its trade fixtures and other personal property in or on the Premises.

                          ARTICLE IV - USE OF PREMISES

         4.1 Tenant's Use. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.6, and for no other purpose whatsoever. Except as specifically permitted hereunder, Tenant shall not vacate or abandon the Premises during the Term.

         4.2 Legal Operation of Premises. Tenant shall not use, or suffer or permit the Premises, or any part thereof, to be used for any purpose or use in violation of any law, ordinance or regulation of any governmental authority, or in any manner that will constitute a nuisance or an annoyance, or for any hazardous purpose. Nothing contained in this Section 4.2 shall be construed to interfere with Tenant's right to operate in the Premises for the uses and in the manner set forth in Section 1.6 hereof, so long as they are lawful. In the event, at any time during the Term of this Lease, any addition, alteration, change or repair or other work of any nature, with respect to the Premises, structural or otherwise, shall be required or ordered or become necessary or account of any law, ordinance or regulation of any governmental authority now in effect or hereafter adopted, passed or promulgated, the entire expense thereof, regardless of when the same shall be incurred or become




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due, shall be the liability of Tenant and in no event shall Landlord be called upon to contribute thereto or do or pay for any work of any nature whatsoever on or relating to the Premises. Tenant takes the Property subject to all zoning regulations and ordinances now or hereafter in force.

         4.3 Alterations to Premises. Except as described in Section 5.3 hereinbelow, Tenant shall not alter the exterior of the Premises, or make interior structural changes or make any other changes or alterations to the Premises without first obtaining Landlord's written approval for such alterations, which approval shall not be unreasonably withheld or delayed. All alterations which are in the nature of fixtures to real property shall remain upon the Premises and shall become Landlord's property upon the expiration or other termination of this Lease; provided, however, that Landlord may require any alteration or improvement made by Tenant without Landlord's written consent to be removed by Tenant by written notice thereof given to Tenant no later than sixty (60) days after the expiration or earlier termination of the Term. Notwithstanding the foregoing, Tenant shall be permitted, without the requirement of Landlord's prior consent, to make interior, cosmetic, non-structural alterations to the Premises; provided that: (i) the value and structural integrity of the Premises are not decreased or diminished thereby;
(ii) all such work is expeditiously completed in a good and workmanlike fashion and in compliance with all applicable laws, ordinances and regulations and in conformity with all provisions of this Lease; and (iii) Tenant obtains lien waivers consistent with the provisions of Section 4.4 hereof.

         4.4 Liens. Tenant will not create or permit to be created or to remain, and will discharge, any lien (including, but not limited to, the liens of mechanics, laborers or materialmen for work or materials alleged to be done or furnished in connection with the Premises), encumbrance or other charge upon the Premises or any part thereof for work performed or materials provided during the Term. Landlord reserves the right to enter the Premises during non-business hours to post and keep posted notice of non-responsibility for any such lien.

                      ARTICLE V - REPAIRS AND MAINTENANCE

         5.1 No Maintenance or Repair by Landlord. Landlord shall have no obligation to improve, alter, replace, maintain and/or repair the Premises, or any part thereof. Landlord may inspect the Premises as all reasonable times to determine whether Tenant has fulfilled its maintenance and repair obligations under this Lease and to otherwise inspect or exhibit the Premises; provided, however, that Landlord shall never be obligated to inspect the Premises for any reason.

         5.2 Maintenance, Repair and Replacement Obligations of Tenant. Tenant shall, at Tenant's expense, at all times keep and maintain the entire Premises in good repair and condition, including without limitation, the diligent and prompt repair of the roof and all exterior supporting walls, foundations, HVAC, plumbing, electrical and other systems, rain gutters and spouting and all esthetic aspects of the Premises and shall also keep the non-structural portions of the Premises (specifically including the storefront, windows and automatic or other doors of the Premises) in good order, condition (subject to reasonable wear and tear and technological obsolence), and repair, clean, sanitary and safe, including the replacement of equipment, fixtures and all broken glass (with glass




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of the same size and quality). Tenant shall also, during the Term hereof, maintain in good condition and repair the non-building areas of the Property, including the sidewalks, driveways, landscaped areas and parking areas, and including patching, striping, cleaning, sweeping and other maintenance. In the event Tenant fails to perform any of it obligations as required hereunder, Landlord may (but shall not be required to) perform and satisfy same, and Tenant hereby agrees to reimburse Landlord, as Additional Rent, for the reasonable cost thereof, together with interest at the Default Rate, promptly upon demand. The parties agree that it shall be Tenant's sole responsibility at all times during the Term of this Lease to maintain the Premises in structurally sound, leak-free condition so that the Premises shall be maintained at all times as if operations therein were to continue beyond the expiration of the Term, and so that all normal maintenance and repair during the Term shall be completed when the Premises are surrendered to Landlord.

         5.3 Improvements. Landlord and Tenant acknowledge that Tenant may make certain improvements to the Buildings, from time to time ("Tenant's Improvements"), as provided or required pursuant to the terms of this Lease. Tenant's Improvements shall be subject to all of the terms of this Lease and must first be approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. All such Tenant's Improvements which are fixtures shall become the property of Landlord upon the installation thereof.

                        ARTICLE VI - ACCESS TO PREMISES

         Tenant agrees that during non-business hours Landlord, its agents, employees or servants or any person authorized by Landlord may enter the Premises to inspect the condition of same, to cure defaults of Tenant as provided for herein, and to exhibit the same to prospective tenants, purchasers, mortgagees or others interested in the Premises. Such entry, cure or exhibition shall not constitute an eviction of Tenant, in whole or in part, Landlord agreeing to employ its best efforts in attempting to minimize any interruption to the business operations of Tenant resulting from Landlord's (or its designated representatives') entry to the Premises.

                      ARTICLE VII - INSURANCE AND INDEMNIFICATION

         7.1 Tenant Liability Insurance. Tenant shall maintain, at its sole expense, during the Term hereof, General Commercial Liability or General Garage Liability insurance, insuring both Tenant and Landlord covering the Premises with single limit coverage of at least One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate in companies licensed and in good standing in the State of Georgia in the joint names of Landlord and Tenant. Tenant shall further maintain at its sole expense a commercial umbrella policy with single limit coverage of at least One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate in companies licensed and in good standing in the State of Georgia in the joint names of Landlord and Tenant. Tenant shall keep in force all-risk (Special Form) coverage insurance for the full replacement value of all of Tenant's personal property within the Premises and on the Property, including, but not limited to, fixtures, inventory, trade fixtures, furnishings and other personal property. In addition, Tenant shall keep in force workers




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compensation or similar insurance to the extent required by law. Finally, Tenant shall maintain, at its sole cost and expense, Special Form ("all-risk") property insurance covering the Buildings for the full replacement cost thereof
(excluding footings and foundations), providing protection against perils included in the Special Form ("all-risk") insurance policy. Tenant will cause such insurance policies to name Landlord as a named insured thereunder with respect to liability policies and to be written so as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the all-risk (Special Form) policy in accordance with the provisions of Section 7.2 hereof. Tenant shall deliver said policies of liability, workers compensation and all-risk insurance or certificates thereof to Landlord at or prior to its execution of this Lease, and thereafter from time to time at the reasonable request of Landlord. Should
Tenant fail to effect the insurance called for in this Lease, Landlord may, but shall not be obligated to, procure said insurance and pay the requisite premiums, in which event, Tenant shall promptly pay all sums so expended by Landlord as Additional Rent following invoice. Each insurer under the policies required hereunder shall agree by endorsement on the policy issued by it, or by independent instrument furnished to Landlord that it will give Landlord at least thirty (30) days prior written notice before the policy or policies in question shall be altered or canceled.

         7.2 Waiver of Subrogation. To the full extent permitted by applicable law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. In addition, Tenant shall cause each such insurance policy carried by it insuring the Buildings or Tenant's personal property therein (and including the insurance coverages required in Section 7.1 hereinabove) to be written to provide that the insurer waives all rights of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy.

         7.3 Indemnification and Release. Tenant and Landlord (as the case may be, the "Indemnitor") hereby indemnifies and holds the other party to this Lease (Landlord or Tenant, as the case may be, the "Indemnitee") harmless from and against any injury, expense, damage, liability or claim, imposed on Indemnitee by any person whomsoever (except to the extent caused by the gross negligence or willful misconduct of Indemnitee or Indemnitee's agents, employees, representatives or contractors), whether due to damage to the Premises, claims for injuries to the person or property of any other person in or about the Premises for any purpose whatsoever, or administrative or criminal action by a governmental authority, where such injury, expense, damage, liability or claim results either directly or indirectly from the act (other than any act required by the terms of this Lease), omission, negligence, misconduct or breach of any provisions of this Lease by Indemnitor or employees of Indemnitor. Indemnitor further agrees to reimburse Indemnitee for any reasonable costs or expenses, including, but not limited to, court costs and reasonable attorney's fees actually incurred, which Indemnitee actually incurs in investigating, handling or litigating any such claim or any action by a governmental authority. This provision shall survive the expiration or earlier termination of this Lease.




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                    ARTICLE VIII - CASUALTY AND CONDEMNATION

         8.1 Fire, Explosion or Other Casualty. In the event the Premises are damaged by fire, explosion or any other casualty, except as otherwise provided herein, the damage shall be repaired by Tenant, said repairs to be substantially completed within two hundred seventy (270) days after the casualty causing damage has occurred, subject to force majeure events beyond Tenant's reasonable control.

         In the event the Premises shall be damaged or destroyed to the extent of fifty percent (50%) or more of the total square footage of all Buildings and other improvements on the Premises (hereinafter, a "Casualty"), then and in such event, Tenant may elect by written notice to Landlord delivered within thirty
(30) days after such a Casualty either to repair or rebuild the Premises, as aforesaid, or to terminate this Lease, effective as of the date specified in Tenant's notice. If Tenant elects to terminate the Lease pursuant to this
Section 8.1, then Tenant shall direct its insurance company(s) to deliver directly to Landlord all insurance proceeds to be paid for or in connection with said Casualty; provided, in no event shall the amount of such insurance proceeds payable to Landlord be less than the full replacement value of all such improvements which have been so damaged or destroyed, as reasonably determined by Landlord's insurance adjuster. If the insurance proceeds are less than the full replacement value as aforesaid, Tenant shall pay such deficiency to Landlord upon demand. If Tenant fails to deliver notice of its election to Landlord within the thirty (30) day period referenced above, Tenant shall be deemed to have elected to repair or rebuild the Premises and the Lease shall remain in full force and effect.

         If this Lease is not terminated pursuant to the preceding paragraph, then Tenant shall restore and repair the Buildings and other improvements in an expeditious manner. If Tenant purchases, at its sole option, rent insurance to compensate Landlord for any lost rents as a result of damage or destruction to the Premises, then Basic Rent (and other Rent) shall abate during any period following damage to the Premises in a fair and equitable fashion according to the proportion of the Premises that cannot reasonably be utilized by Tenant, provided that the amount of such abatement shall not exceed the rent insurance proceeds actually received by Landlord with respect thereto. Notwithstanding the provisions of this Section 8.1, Tenant shall be the owner of its trade fixtures and shall be entitled to any insurance proceeds attributable to said trade fixtures.

         8.2 Condemnation. If the whole of the Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain, or otherwise transferred in lieu thereof, this Lease shall automatically terminate as of the date possession is taken by the condemning authority and all Rent and other charges shall be prorated on a daily basis and adjusted between Landlord and Tenant as of the date of such termination. No award for any total or partial taking of any real property interest in or to the Premises shall be apportioned, and Tenant hereby unconditionally assigns to Landlord any award which may be made for real property interests in such taking or condemnation. In the event of a partial taking, which does not result in the termination of this Lease, then, for the remainder of the Initial Term and any renewal term, Basic Rent shall be apportioned according to the part of the Buildings and the Property remaining usable by tenant.




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         8.3 Condemnation Award. All compensation awarded or paid for any taking or acquiring under the power or threat of eminent domain, whether for the whole or part of the Premises, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any such award. Notwithstanding the foregoing, Tenant shall be entitled to claim, prove and receive in the condemnation proceeding or by separate action, such awards as may be allowed for loss of lease, moving expense, fixtures and other equipment installed by it, provided no such claim shall diminish or adversely affect Landlord's award.

                     ARTICLE IX - ASSIGNMENT AND SUBLETTING

         9.1 Assignment and Subletting. Tenant's interest in the Premises shall be limited to the use and occupancy thereof in accordance with the provisions hereof and shall be non-transferable without Landlord's prior written consent, which consent shall not be unreasonably withheld conditioned or delayed. Any attempts by Tenant to assign its interest in the Lease, or to sublet the Premises in whole or in part, or to sell, assign, lien, encumber or in any manner transfer this Lease or any interest therein, without Landlord's prior written consent shall constitute a default hereunder, as shall any attempt by Tenant to assign or delegate the management or to permit the use or occupancy of the Property or the Premises or any part thereof by anyone other than Tenant, Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that Landlord would not have entered into this Lease without Tenant's consent to the terms of this Section
9.1. Any attempt by Tenant to assign this Lease or to sublet all or any portion of the Premises, to encumber same, or to in any manner transfer, convey or assign Tenant's interest therein without Landlord's prior written consent shall be void ab initio.

          Notwithstanding anything contained herein to the contrary, Tenant may, without the prior consent of Landlord, assign this Lease or sublet the Premises to any wholly-owed subsidiary of Tenant, to the parent corporation of Tenant, or to a wholly-owned subsidiary of the parent corporation of Tenant.

                    ARTICLE X - SUBORDINATION AND ATTORNMENT

         10.1 Subordination. This Lease shall be subject and subordinate to any first priority deeds to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such deeds to secure debt. In confirmation of the subordination set forth in this paragraph, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by any holder of a first priority deed to secure debt (a "Mortgagee"). Tenant shall also deliver to any such Mortgagee within ten (10) days of written request an attornment agreement, providing that Tenant shall continue to abide by and comply with the terms and conditions of this Lease in the event such Mortgagee takes title to the Property, so long as the Mortgagee delivers to Tenant a nondisturbance agreement (which nondisturbance agreement may be a part of the above-mentioned attornment agreement), which nondisturbance agreement shall provide that so long as Tenant continues to abide by the terms and conditions of this Lease, Mortgagee will permit Tenant to continue to occupy the Premises.




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         10.2 Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, this Lease shall continue in full force and effect, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease, and Tenant's quiet possession shall not be disturbed so long Tenant is not in default hereunder. In the event that such purchaser requests and accepts such attornment, from and after the time of such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed.

                 ARTICLE XI - DEFAULT. REMEDIES AND BANKRUPTCY

         11.1 Default of Tenant. In the event that Tenant (a) fails to pay all or any portion of any sum due from Tenant hereunder when due and such failure to pay continues for more than ten (10) business days after receipt of written notice from Landlord (provided that such ten (10) day grace period shall not be available more than three (3) times in any twelve (12) month period); (b) fails to perform any other terms, covenants and conditions hereof, or is otherwise in breach of any of Tenant's obligations hereunder or commits any other act or omission in violation of this Lease and such failure to perform or violation continues for more than thirty (30) days after receipt of written notice from Landlord (provided such thirty (30) day grace period shall not be available more than three (3) times in any twelve (12) month period); or (c) becomes bankrupt, insolvent or files any debtor proceeding or takes or has taken against Tenant any petition of bankruptcy; takes action or has action taken against Tenant for the appointment of a receiver for all or a portion of Tenant's assets, files a petition for a corporate reorganization; or makes an assignment for the benefit of creditors, (any or all of the occurrences in this subsection 11.1 (c) shall be deemed a default on account of bankruptcy for the purposes hereof); then Tenant shall be in default hereunder and Landlord may, at its option and without further notice to Tenant, terminate Tenant's right to possession of the Premises and without terminating this Lease re-enter and resume possession of the Premises and/or declare this Lease terminated, and may, thereupon, in either event remove all persons and property from the Premises with or without resort to process of any court, either by force or otherwise. Notwithstanding such re-entry by Landlord, Tenant hereby indemnifies, protects, defends and holds Landlord harmless from any and all loss or damage which Tenant may incur by reason of the termination of this Lease and/or Tenant's right to possession hereunder due to Tenant's default. In no event shall Landlord's termination of this Lease and/or Tenant's right of possession of the Premises abrogate Tenant's agreement to pay Rent and additional charges due hereunder for the full term hereof. Following re-entry of the Premises by Landlord, Tenant shall promptly pay all arrearages then due and overdue and shall continue to pay all such Rent and additional charges as same become due under the terms of this Lease, together with all other expenses incurred by Landlord in regaining possession until such time, if any, as Landlord relets same and the Premises are occupied by such successor, it being understood that Landlord shall have no obligation to mitigate Tenant's damages by reletting the Premises. Upon reletting, sums received from such new lessee by Landlord shall be applied first to payment of costs incident to reletting; any excess shall then be applied to any indebtedness to Landlord from Tenant other than for Basic Rent; and any excess shall then be applied to the payment of Basic Rent due and unpaid. The balance, if any, shall be applied against the deficiency between all amounts received hereunder and sums to be received by Landlord on reletting, which deficiency Tenant shall pay to Landlord in full, within five (5) days of notice of same from Landlord. Tenant shall have no right to any proceeds of reletting that remain following application of same in the manner set forth herein.

         11.2 Landlord Default: Tenant's Remedies. If Landlord fails to observe and perform any of the covenants, agreements, provisions and conditions herein contained which are to be observed or performed by Landlord and persists in such failure for more than thirty (30) days after written notice from Tenant of such failure (provided such thirty (30) day grace period shall not be available more than three (3) times in any twelve (12) month period) then, in addition to any and all other remedies available to Tenant hereunder or in equity or at law, (a) if Landlord's default hereunder materially and adversely affects Tenant's use and enjoyment of the Premises as intended herein, Tenant may terminate this Lease upon five (5) days' written notice to Landlord; or (b) Tenant may perform, on behalf of and at the expense of Landlord, any obligation of Landlord under this Lease which Landlord has failed to perform, and the cost of such performance by Tenant together with interest thereon at the rate of ten percent (10%) per annum from the date of such expenditure shall be payable by Landlord to Tenant upon demand.

         11.3 Rights and Remedies. The various rights and remedies herein granted to Landlord or Tenant shall be cumulative and in addition to any others Landlord or Tenant may be entitled to by law or in equity, and the exercise of one or more rights or remedies shall not impair Landlord's or Tenant's right to exercise any other right or remedy. All such rights and remedies may be exercised and enforced concurrently or consecutively, and whenever and as often as Landlord or Tenant shall deem desirable. The failure of Landlord or Tenant to insist upon strict performance by the other party of any of the covenants, conditions and agreements of this Lease shall not be deemed a waiver of any of said rights and remedies concerning any subsequent or continuing breach or default by the other party of any of the covenants, conditions, or agreements of this Lease. No surrender of the Premises shall be effected by Landlord's or Tenant's acceptance of Rent or any other sums or by any other means whatsoever unless the same be evidenced by Landlord's or Tenant's written acceptance of such as a surrender. In all events, Landlord or Tenant shall have the right upon notice to the other party to cure any breach by the other party at the other party's sole cost and expense, and the breaching party shall reimburse the non-breaching party for such expense upon demand. The breaching party shall reimburse the non-breaching party for attorney's fees and other expenses incurred by the non-breaching party under this Article XI.

         11.4 Bankruptcy. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended ("Bankruptcy Code"), then Tenant as a debtor in possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (a) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder, (b) it compensates or provides adequate assurance that Tenant will promptly compensate

Landlord for any actual pecuniary loss to Landlord resulting from Tenant's defaults, and (c) it provides adequate assurance of performance during the fully stated Term hereof of all of the terms, covenants and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease as set forth hereinabove shall include, without limitation, adequate assurance (1) of the source of Rent reserved hereunder and
(2) the assumption of this Lease will not breach any provision hereunder.

                      ARTICLE XII - SURRENDER OF PREMISES

         12.1 Surrender of Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in good condition, and in a condition which complies with all applicable laws, reasonable wear and tear and insured casualty (for which Landlord receives the proceeds) excepted. Tenant shall promptly remove Tenant's sign, personal property and trade fixtures upon such expiration or termination and repair any damage or disturbance to the Premises caused by the removal of any furniture, trade fixtures or other personal property placed in the Premises. Tenant's failure to remove all or part of Tenant's sign, personal property and trade fixtures within ten (10) days after such expiration or termination shall be deemed an abandonment to Landlord of such sign, personal property and trade fixtures and, if Landlord elects to remove all or any part of said same, such removal, including the cost of repairing any damage to the Premises caused by or resulting from such removal, shall be paid by Tenant.

         12.2 Holding Over. Should Tenant, with Landlord's written consent, hold over at the end of the Term of the Lease, Tenant shall become a tenant-at-will and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay Rent and other charges at the highest monthly rate provided for herein, plus an additional fifty percent (50%) of the Basic Rent in effect at the expiration of the Term hereof. If Tenant holds over at the end of the Term of the Lease without Landlord's written consent, Tenant shall be a tenant-at-sufferance.

                          ARTICLE XIII - MISCELLANEOUS

         13.1 Notices. Notices and demands required or permitted to be given hereunder may be given by personal delivery to the addresses designated in
Section 1.1 hereinabove (including courier and expedited delivery services) to either party or any officer or other representative of the party to be notified, or may be sent by certified mail, return receipt requested, addressed, postage prepaid, to said addresses. Mailed notices and demands shall be deemed to have been given upon the date of the executed return receipt (provided that (i) if any party shall refuse delivery or (ii) if delivery fails because of an address change that has not been received as required by this Section 13.1, then, in either of such events, notices shall be deemed given when mailed), or, if made by personal, courier or other expedited delivery to the addresses designated in
Section 1.1. hereinabove, then upon the delivery. Notice of change of address for notices shall not be deemed made until received or rejected. Unless otherwise specified by Landlord, the payment of Rent shall be to the first address of Landlord as set forth in Section 1.1 herein.

          13.2 Successors and Assigns. All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

          13.3 Entire Agreement. This Lease and the Exhibits attached hereto constitute the sole and exclusive agreement between the parties with respect to the Premises. No amendments, modifications of or supplements to this Lease shall be effective unless in writing and executed by Landlord and Tenant.

          13.4 Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

          13.5 Relationship of Parties: Usufruct. The parties hereto shall always be as Landlord and Tenant and nothing herein shall be construed so as to constitute a joint venture or partnership between Landlord and Tenant. This Lease creates a usufruct not subject to levy and sale and no estate in or with respect to the Premises, or any portion thereof, is granted or conveyed hereby.

          13.6 Litigation. Landlord and Tenant hereby waive the right to a trial by jury in connection with any dispute arising out of this Lease or the use or possession of the Premises by Tenant.

          13.7 Governing Law. This Lease shall be construed under the laws of the State of Georgia.

          13.8 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

          13.9 Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Property, and this Lease shall be effective only upon execution and delivery thereof by Landlord and Tenant.

          13.10 Interpretation. In interpreting this Lease in its entirety, the printed provisions of this Lease and any additions written or typed thereon shall be given equal weight, and there shall be no inference, by operation of law or otherwise, that any provision of this Lease shall be construed against either party hereto.

          13.11 Broker. Landlord and Tenant hereby agree that, in connection with this Lease, neither have dealt with any broker or other person or entity entitled to any brokerage commission, fee or other compensation. Each party shall indemnify, defend and hold harmless the other, their agents and legal representatives against any fee, commission or other compensation due to any person, firm or corporation claiming to have acted in said party's behalf.

         13.12 Survival of Obligations. The provisions of this Lease with respect to any obligation of Tenant to pay any sum in order to perform any act required by this Lease after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

         13.13 Headings. Captions and References. The section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term of provision hereof. The use of the terms "hereof," "hereunder" and "herein" shall refer to this Lease as a whole, inclusive of the Exhibits, except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural when the context so requires.

         13.14 Attorneys' Fees. The unsuccessful party in any action or proceeding shall pay for all costs, expenses and reasonable attorneys' fees incurred by the prevailing party or its agents or both in enforcing the covenants and agreements of this Lease. The term "prevailing party," as used herein, shall include, without limitation, a party who obtains legal counsel and brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

         13.15 Hazardous Substances. (a) Tenant hereby covenants that Tenant and its agents, employees and contractors will not generate, store, use, treat or dispose of any "Hazardous Substances" (as hereinafter defined) in, on or at the Premises, except for Hazardous Substances as are commonly legally used or stored (and in such amounts as are commonly legally used or stored) as a consequence of using the Premises for the Permitted Use, but only so long as Tenant complies in all material respects with all laws, statutes, rules, orders, regulations, ordinances and decrees concerning the use, storage and disposal of such Hazardous Substances.

         (b) Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees actually incurred by Landlord, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release on or from, the Premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including without limitation strict liability, damages, injuries, expenses, including without limitation reasonable attorneys' fees actually incurred by Landlord, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), any so-called federal, state or local "Superfund" or "Superlien" laws, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance); provided, however, that the foregoing indemnity is limited to matters arising solely from the violation of the covenants and agreements of Tenant contained in the preceding paragraph and excludes matters caused by Landlord or Landlord's agents, employees, and representatives and does not extend to Hazardous Substances on the Premises as of the Commencement Date.

         (c) For purposes of this Lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the lists of hazardous substances or wastes now or hereafter adopted by the United States Environmental Protection Agency ("EPA") or the lists of toxic pollutants designated now or hereafter by EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by CERCLA or any Superfund law or any Superlien law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. In addition, for purposes of this Lease, the term "Hazardous Substances" also shall include petroleum and related by-products and their constituents.

         (d) Landlord shall have the right but not the obligation, and without limitation of Landlord's rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including, without limitation, EPA) asserting the existence of any Hazardous Substance in, on or at the Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant and/or Landlord; provided, however, Landlord agrees that, except in the case of an emergency, Landlord will take such action only after written notice to Tenant of the alleged existence of Hazardous Substances and the failure by Tenant within a reasonable period of time following receipt of such notice to commence, or the failure by Tenant to thereafter diligently pursue to completion, the appropriate action to clean-up, remove, resolve or minimize the impact of such Hazardous Substances. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, which costs and expenses result from the violation of the covenants and agreements of Tenant contained in this Paragraph 13.15, shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon demand. The indemnity set forth in this Paragraph 13.15 shall survive the expiration or earlier termination of this Lease; provided, however, if within fifteen (15) days after such expiration or termination Tenant requests that an environmental audit of the Premises be conducted at Tenant's expense by a mutually acceptable engineer or other consultant then the foregoing indemnity shall survive only with respect to (i) items revealed by such audit (or any subsequent audit conducted as a result of such initial audit within ninety (90) days of Landlord's receipt of the report of the initial audit), and (ii) any items actively concealed by Tenant.

         (e) Landlord hereby warrants and represents to Tenant that, to the best knowledge and belief of Landlord, no portion of the Property has been affected by any Hazardous Substance in violation of applicable laws. Landlord hereby covenants that Landlord and its agents, employees and contractors will not generate, store, use, treat or dispose of any Hazardous Substances in, on or about the Property.

         (f) Landlord covenants and agrees that if any Hazardous Substances are found on the Property in such amounts and locations as would require Landlord to remove such Hazardous Substances as a matter of law, then Landlord shall remove or cause to be removed such Hazardous Substances. Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, penalties, costs, liabilities or losses and any and all costs incurred due to the investigation, clean-up, removal or restoration of the Property, Building or Premises, if such claims, damages, penalties, costs, liabilities or losses are incurred by the actions of Landlord, Landlord's employees, agents, representatives or contractors and which involve Hazardous Substances. This provision shall survive the expiration or sooner termination of this Lease.

         13.16 Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any proceeding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing by the waiving party and delivered to the other party.

         13.17 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

         13.18 Tenant Defined. Use of Pronoun. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to anyone thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where this is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall, in all instances, be assumed as though in each case fully expressed.

         IN WITNESS WHEREOF, this Lease has been executed under seal as of the day and year first above written.

LANDLORD:

                                          JAY LEASING, INC.

                                          By:
---------------------------------             ----------------------------------
Witness                                   James G. Stelzenmuller, III, President

TENANT:

                                          JAY AUTOMOTIVE GROUP, INC.

                                          By:
---------------------------------             ----------------------------------
Witness                                   Its:
                                              ----------------------------------

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

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